Exhibit 10.1

Execution Version

CONTRIBUTION AND ASSIGNMENT AGREEMENT

This Contribution and Assignment Agreement (this “Agreement”) is dated effective as of September 1, 2023 (the “Effective Date”), by and among NexLS II, LLC, a Delaware limited liability company (the “Acquirer”), NexLS HoldCo, LLC, a Delaware limited liability company (the “Interim Acquirer”), NexAnnuity Holdings, Inc., a Delaware corporation (the “Issuer”), NHF TRS, LLC, a Delaware limited liability company ( “NHF TRS”) and Specialty Financial Products Designated Activity Company, an Irish designated activity company limited by shares (“SFP DAC”).

RECITALS

WHEREAS, NHF TRS is a direct and wholly-owned subsidiary of NexPoint Diversified Real Estate Trust, a Delaware statutory trust (“NXDT”);

WHEREAS SFP DAC has issued a structured note, having an aggregate notional value of up to $50,000,000 (the “Structured Note”) which is currently held by NHF TRS;

WHEREAS, Interim Acquirer and Acquirer are direct or indirect wholly-owned subsidiaries of the Issuer and are treated for U.S. federal income (and applicable state and local) tax purposes as entities disregarded as separate from the Issuer pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii);

WHEREAS, NHF TRS wishes to contribute the Structured Note to Issuer in exchange for the issuance by Issuer of certain preferred equity interests in Issuer, and Issuer wishes to accept the contribution of the Structured Note and to issue preferred equity interests in exchange;

WHEREAS, immediately following the contribution of the Structured Note to Issuer, Issuer wishes to contribute the Structured Note to Interim Acquirer, and Interim Acquirer wishes to accept this contribution;

WHEREAS, immediately following the contribution of the Structured Note to Interim Acquirer, Interim Acquirer wishes to contribute the Structured Note to Acquirer, and Acquirer wishes to accept this contribution; and

WHEREAS, SFP DAC is a party to this Agreement solely to provide its consent to the contributions of the Structured Note set out above.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

AGREEMENT

1.          Contribution of Contributed Assets and Issuance of Class A Preferred Stock. The parties hereto acknowledge and agree that:

a.    Contribution and Acceptance of Contributed Assets. NHF TRS shall contribute, convey, assign, transfer and deliver to the Issuer, and the Issuer shall accept from NHF TRS, all of NHF TRS’s rights, title and interests in and to Structured Note which, together with updated life expectancies and discount rates, total approximately $68,500,000 in net asset value (the “Contributed Assets”). Immediately following NHF TRS’ contribution to the Issuer,

(i)    Issuer shall contribute, convey, assign, transfer and deliver to Interim Acquirer, and Interim Acquirer shall accept from Issuer, all of Issuer’s rights, title and interests in and to the Contributed Assets,

(ii)    Interim Acquirer shall contribute, convey, assign, transfer and deliver to Acquirer, and Acquirer shall accept from Issuer, all of Issuer’s rights, title and interests in and to the Contributed Assets, (all of the foregoing, the “Contribution”).

b.    Issuance of Class A Preferred Stock by Issuer. Contemporaneously with the Contribution, and in exchange for the contribution of the Contributed Assets from NHF TRS to the Issuer and from the Issuer to Interim Acquirer and from Interim Acquirer to Acquirer, Issuer shall issue to NHF TRS, and NHF TRS shall accept from the Issuer, all of its right, title and interest in and to 68,500 shares of the Issuer’s Class A preferred stock (the “Class A Preferred Stock”), including, without limitation, all voting, consent and financial rights now or hereafter existing and associated with ownership of the Class A Preferred Stock, free and clear of all liens and encumbrances, pursuant to the terms and conditions of the Second Amended and Restated Certificate of Incorporation of the Issuer, dated as of August 29, 2023 and the By-laws of the Issuer (the “Class A Preferred Stock Issuance”).

c.    Consent of SFP DAC: SFP DAC hereby consents to the Contribution and any related transfer, conveyance and assignment of the Structured Note required to give effect to the Contribution.

2.          Delivery of Contribution. The closing of the transactions contemplated by this Agreement shall be deemed to occur as of the Effective Date.

3.          Representations and Warranties of Each Party. Each party hereto represents and warrants: (a) that it is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (b) that it has all requisite power and authority to enter into and deliver this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder; (c) that this Agreement has been duly and validly executed and delivered and, assuming due and valid authorization, execution and delivery hereof by the other parties, constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (d) that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by such party will violate its organizational documents or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under, any contract, or any franchise or permit to which such party is a party or by which such party is bound, other than those that have been previously obtained.

4.          Representations and Warranties of NHF TRS. NHS TRS hereby represents and warrants that the following statements are true and correct as of the date hereof:

a.    Organization; Authority. Other than pursuant to loan, repurchase or similar agreements, NHF TRS is the registered holder of the Contributed Assets, and holds the Contributed Assets free and clear of all liens, encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments or other restrictions of any kind.

b.    Consents and Approvals. Other than those that have been previously obtained, no consent, waiver, approval, authorization, notice, order, license, permit or registration of, qualification, designation, declaration, or filing with, any person or any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (“Governmental Authority”) or under any applicable laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority, including, without limitation, zoning, land use or other similar rules or ordinances (“Laws”) is required to be obtained by NHF TRS in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

c.    No Violation. The execution, delivery or performance by NHF TRS of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does not or will not, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under any term or provision of any judgment, order, writ, injunction, or decree binding on NHF TRS or any of its subsidiaries or any of its respective assets or properties.

d.    Investment. NHF TRS acknowledges that the offering and issuance of the Class A Preferred Stock to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Issuer’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of NHF TRS contained herein. In furtherance thereof, NHF TRS represents and warrants to the Issuer as follows:

(i)    NHF TRS is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(ii)    NHF TRS acknowledges that the Class A Preferred Stock has not been registered under the Securities Act and, therefore, unless registered under the Securities Act or an exemption from registration is available, must be held (and NHF TRS must continue to bear the economic risk of the investment in the Class A Preferred Stock) indefinitely.

e.    No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Section 4, NHF TRS shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

5.          Survival of Representations and Warranties. All representations and warranties of NHF TRS contained in this Agreement shall survive until the first anniversary of the Effective Date (the “Expiration Date”). If written notice of a claim in accordance with indemnification has been given prior to the Expiration Date, then the relevant representation or warranty shall survive, but only with respect to such specific claim, until such claim has been finally resolved. Any claim for indemnification not so asserted in writing by the Expiration Date may not thereafter be asserted and shall forever be waived.

6.          Indemnification:

a.    Indemnification of Interim Acquirer and Acquirer. Interim Acquirer and Acquirer and each of its respective directors, officers, employees, agents and representatives (each of which is an “Indemnified Party”), shall be indemnified and held harmless by NHF TRS, as applicable, under the terms and conditions of this Agreement, from and against any and all loss, liability, damage, cost and expense arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of any breach of a representation or warranty contained in Section 4 of this Agreement.

7.          Governing Law. This Agreement shall be governed by, and shall be construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of New York.

8.          Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

9.          Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

10.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.       Further Assurances. At any time or from time to time after the date hereof, at the request of a party hereto and without further consideration, the other parties hereto and its successors or assigns, shall execute and deliver, or shall cause to be executed and delivered, such other instruments or documents and take such other actions as such party may reasonably request to further the purposes of this Agreement and the transactions contemplated by this Agreement. The parties hereto further agree that in all instances they will take all actions, and to do, or cause to be done, all things necessary to give effect to the transactions contemplated hereby in all manners including, without limitation, economically as of the Effective Date.

12.       Entire Agreement. This Agreement delivered in connection herewith constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

13.      Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

14.      Headings. The headings in this Agreement are for reference only and shall not affect the interpretations of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date and year first above written.

NHF TRS:

NHF TRS, LLC

By: /s/ Brian Mitts

Name:  Brian Mitts

Title:    Principal Financial Officer and Assistant Treasurer

ISSUER:

NEXANNUITY HOLDINGS, INC.

By: /s/ Bradford Heiss

Name:  Bradford Heiss

Title:    Executive Vice President and Chief Investment Officer

INTERIM ACQUIRER:

NEXLS HOLDCO, LLC

By: /s/ Eric Holt

Name:  Eric Holt

Title:    Secretary

ACQUIRER:

NEXLS II, LLC

By: /s/ Frank Waterhouse

Name:  Frank Waterhouse

Title:    Treasurer

[Signature Page to Contribution

and Assignment Agreement]

SFP DAC: SPECIALTY FINANCIAL PRODUCTS DESIGNATED ACTIVITY COMPANY By:/s/Sheila Kelly Name: Sheila Kelly Title: Director

[Signature Page to Contribution

and Assignment of Interests Agreement]